UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

BOINGO WIRELESS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to: Ilan Lovinsky, Esq. Ryan Gunderson, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Boingo Wireless, Inc., a Delaware corporation (“Boingo” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders, to be held on June 9, 2016 at 10:30 a.m. local time at the Hotel Palomar located at 10740 Wilshire Boulevard, Los Angeles, California, 90024 and at any and all adjournments, postponements or reschedulings thereof (the “2016 Annual Meeting”).  The Company filed a definitive proxy statement with the Securities and Exchange Commission on April 28, 2016 and mailed the definitive proxy statement to its stockholders of record as of the record date (the “Boingo Proxy Statement”).

Investor Presentation First Used on May 23, 2016

Included below is a copy of Boingo’s investor presentation first used on May 23, 2016, which discusses, among other items, why stockholders should vote the WHITE proxy card to support the election of Boingo’s highly qualified and very experienced nominees, Charles Boesenberg and Terrell Jones, at the 2016 Annual Meeting and reject the nominees presented by four individual stockholders, together with a new hedge fund affiliated with two of the stockholders, Ides Capital (collectively, the “Ides Group”).

Important Additional Information And Where To Find It

In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo has filed with the SEC and mailed to stockholders the Boingo Proxy Statement, together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the Boingo Proxy Statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the Boingo Proxy Statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE BOINGO PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders may be able to obtain an additional copy of Boingo Proxy Statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180.

Boingo Wireless Leading the Wireless Infrastructure Sector May 2016

Safe Harbor Statement and Additional Information Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements” that involves risks, uncertainness and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include, among other statements, any statements regarding Boingo’s strategic plans, value crea,on and operating results and the effectiveness of Boingo’s Board in overseeing the execution of Boingo’s strategic plans. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our existing and establish new relationships with venue partners, particularly key airport venue partners and military bases, our ability to maintain revenue growth and achieve profitability, our ability to execute on our strategic and business plans, our ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo’s Form 10-K for the year ended December 31, 2015 filed with the SEC on March 11, 2016 and form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 9, 2016. Any forward-looking statement made by Boingo in this presentation speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from ,me to ,me, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. In addition to U.S. GAAP financials, this presentation includes certain non-GAAP financial measures, including Adjusted EBITDA and free cash flows. Please see Appendix A for a reconciliation of certain non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP, as applicable. These historical and forward-looking non-GAAP measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. Important Additional Information And Where To Find It In connection with its solicitation of proxies for the 2016 Annual Meeting of Stockholders, Boingo Wireless, Inc. has filed with the SEC and mailed to stockholders a definitive proxy statement dated April 28, 2016 together with a WHITE proxy card. Boingo, its directors and its executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. To the extent holdings of Boingo’s securities change from the amounts shown in the definitive proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY BOINGO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may be able to obtain an additional copy of the definitive proxy statement, any amendments or supplements thereto, the accompanying WHITE proxy card, and other documents filed by Boingo with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of the Company’s corporate website at www.boingo.com, by writing to the Company’s Corporate Secretary at Boingo Wireless, 10960 Wilshire Blvd., 23rd Floor, Los Angeles, California 90024, or by calling the Company’s Corporate Secretary at (310) 586-5180. Boingo is a registered trademark of Boingo Wireless, Inc. This presentation also contains additional trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. © 2016 Boingo Wireless – Confidential – Page 2

Boingo Has Taken Numerous Actions As A Direct Result of Stockholder Engagement and Feedback • Committed to seeking stockholder approval at the 2017 Annual Meeting to declassify the Board Committed to adding one additional independent director following the 2016 Annual Meeting – Boingo has added four independent directors since the Company’s 2011 IPO Enhanced our executive compensation and incentive programs, including: • • – – Moved to 50% performance-based equity grants in 2016, up from 33% in 2015; Added adjusted EBITDA as a second metric for performance-based-equity grants that encourages profitability; Lengthened the performance measurement period for performance-based equity grants from one to two years to drive long-term sustainable performance achievements; and Put in place additional measures to decrease the frequency of public market sales by our CEO and CFO. – – Boingo has always sought stockholder feedback and will continue to engage with stockholders on these important matters © 2016 Boingo Wireless – Confidential – Page 3

Executive Summary • Boingo Wireless is well positioned in the hot wireless infrastructure sector • Boingo believes it is poised to realize the benefits of its strategic plan and leverage its market leadership position • Boingo’s strong, experienced Board and skilled management team are committed to the Company’s success and strong governance practices • Boingo has a track record of stockholder engagement and has made changes to executive compensation and incentive programs in response to stockholder feedback • Boingo’s strong financial and operational results clearly demonstrate the success of our transformation and potential for further stockholder value creation • The Ides Group’s nominees have offered no new ideas or strategic plan, will disrupt the significant progress we are making and would add no value to the Boingo Board RECOMMENDATION: VOTE THE WHITE PROXY CARD “FOR” BOINGO’S HIGHLY-QUALIFIED NOMINEES © 2016 Boingo Wireless – Confidential – Page 4

AGENDA Stockholder Value Strategy Execution Governance © 2016 Boingo Wireless – Confidential – Page 5

STOCKHOLDER VALUE Boingo’s Board and Management Team Are Delivering High Growth and High Value to Stockholders © 2016 Boingo Wireless – Confidential – Page 6

In the Current Challenging Market, Stockholders Still Recognize Our Successful Execution • We believe that Boingo’s stock performance will be driven by: – Record financial performance in FY 2015 > > > Revenue grew 17.0% year-over-year to $139.6mm at the high-end of guidance Adjusted EBITDA grew 46.0% year-over-year to $29.6mm at the high-end of guidance Free Cash Flow consumption reduced to $4.5mm in 2015 from $49.7mm in 2014 – Strong operational performance in Q1 2016 > > > > > > Revenue grew 17.4% year-over-year to $34.5mm at the high-end of guidance Grew Adjusted EBITDA to 61% year-over-year, exceeding the high-end of guidance 6th consecutive quarter of double-digit revenue growth 9th consecutive quarter of revenue at the high-end or above guidance 3rd consecutive quarter of EBITDA margin expansion 3rd consecutive quarter of year-over-year gross margin improvement of at least 150 basis points – Significant margin expansion— both EBITDA and Gross Margin Investors have told us that they value strong operating performance and we believe that our transformational strategy will deliver results that will enhance stockholder value Ides Group has offered no new ideas and no strategic plan © 2016 Boingo Wireless – Confidential – Page 7

Boingo Has Outperformed Its Peers and NASDAQ Over the 2016 Year-to-Date Period 25% While Boingo’s stock price has not yet reflected its transformation story, it has outperformed its peer set on a year-to-date basis, and is well positioned for long-term sustainable growth Boingo defines its peer group as ENT, GOGO, TWER, EGHT, RNG, AMT, CCI, and SBAC. Boingo also outperformed its ISS peer group for the same period. The peer group indices are weighted by the market capitalization of each stock in the respective index. © 2016 Boingo Wireless – Confidential – Page 8 20% 15% 10% 5% 0% -5% -10% -15% -20% -25% Boingo Wireless, Inc. (WIFI) NASDAQ Composite Index Boingo Defined Peers (1) ISS Peers (2)

Engaged, Independent, Refreshed Board of Directors THE BOINGO BOARD IS GUIDED BY BEST PRACTICES AND STOCKHOLDER RESPONSIVENESS Independent • Strong Lead Independent Director • • • • • • • Average tenure approximately 3.5 years All Independent Directors added in last 5 years Fully transitioned from VC-backed private company to independent public company Committed to declassifying the Board No supermajority merger requirement No shareholder rights plan (poison pill) Adopted majority voting standard for uncontested elections Responsive • 5 CEO/President level executives with operational, public company board and M&A experience and Board-Level Experience • • • All Directors and Executives own Boingo stock Rigorous ownership guidelines: CEO 6X, Directors 3X, NEO’s 1X Directors and executives beneficially hold 7% of outstanding stock Significant Insider Ownership © 2016 Boingo Wireless – Confidential – Page 9 • CEO pay is 50% at-risk Performance• Policy prohibiting hedging by employees Incentives• Equity plans prohibit share recycling and re-pricing • CEO and CFO grants at 3-year cliff vesting with 50% performance component Deep Operating • Commitment to Board expansion in 2016 with focus on diversity • 5 of 6 Directors are independent • All committees are composed of 100% Independent Directors • Independent Directors meet in executive session w/o management at every Board meeting

Boingo Management and Board Focused on Profitable Growth and Delivering Value to Stockholders • In 2015: – Delivered 17% year-over-year revenue growth and a 46% year-over-year increase in Adjusted EBITDA Delivered the second straight year of double-digit revenue growth and increasing Adjusted EBITDA profitability Consumed free cash flows of $4.5 million, compared to $49.7 million in 2014 Signed 57 DAS carrier contracts, an increase of 500% over the total dollar value of DAS carrier contracts signed in 2014, representing the largest year for DAS in Boingo’s History – – – • In – – 2016 and Looking Ahead: Expected to return to positive free cash flow in 2H16 Expected to generate substantial recurring cash flows from significant investments made primarily in network assets While 2015 was a tremendous year of progress, the benefits of our strategy are just beginning to be realized © 2016 Boingo Wireless – Confidential – Page 10

STRATEGY Boingo Wireless Leading the Wireless Infrastructure Sector © 2016 Boingo Wireless – Confidential – Page 11

Boingo: The Big Picture Boingo Wireless acquires long-term contracts, and builds and monetizes wireless networks at large-scale venues worldwide Acquire wireless rights at airports, military bases, stadiums, universities, etc. Monetize via carrier fees, retail products and advertising Build state-of-the-art DAS, Wi-Fi and small cell networks © 2016 Boingo Wireless – Confidential – Page 12

Market Trends: Mobile Data Explosion Mobile data traffic to increase 8x by 2020 (2) 90% of American households own 3 connected devices 30.6 75%(1) of world’s mobile data traffic will be video by 2020 81%(1) global mobile data traffic is done via smartphone Exabytes (1) (per month) 21.7 14.9 9.9 6.2 10.5GB(3) average monthly 4G + Wi-Fi usage 3.7 80% (3) of data consumption is on Wi-Fi SOURCES: 1. 2016 Cisco Visual Networking Index 2. North America Ericsson Mobility Report 3. Ovum Smartphone & Tablet Usage Trends & Insights © 2016 Boingo Wireless – Confidential – Page 13

New Era: Density vs. Coverage Networks Increased mobile traffic is driving a shift to small cells, and from a “coverage” model to a “density” model, providing increased growth opportunities Coverage Model Network of large towers built for vast geographic coverage • Designed for “no dropped calls” on voice services • Designed for large number of light users per cell • In-building penetration is challenging Density Model Deployment of micro-cell technologies aimed at maximizing capacity in small geographies • Large venues: Wi-Fi + DAS • Small venues: Wi-Fi, and occasionally, Femtocell • Wi-Fi has best economics: lowest cost; highest bandwidth; free and abundant spectrum © 2016 Boingo Wireless – Confidential – Page 14

Capitalizing on the Mobile Data Explosion Boingo is well-positioned to trend benefit from the overall network densification Airport Convention Center Stadium Mall Transit College Campus Stadium Arena Airport Airport Airport Airport Mall Airport Health Airport Arena Airport Airport Station Airport Airport Transit Airport Airport Arena Airport Airport Transit Airport Transit Airport Transit Mall Convention BuildinAgirport Convention Center Airport Stadium Airport Airport Transit Center Stadium Stadium Stadium Office Bldg. SqAuirapreort Stadium Airport Stadium Airport Airport Stadium Stadium Airport College Campus Mall Airport Airport College Campus Health Mall Arena Airport Stadium Airport Airport Airport Airport Airport Airport Airport Airport Airport Health Health Airport Airport Venue Stadium Stadium College Campus Airport Wi-Fi - Live Wi-Fi - Pending DAS - Live DAS - Pending College Campus Health Airport Airport Airport © 2016 Boingo Wireless – Confidential – Page 15 © 2016 Boingo Wireless – Confidential – Page 15

EXECUTION Boingo Believes It Is Poised to Realize the Benefits of Its Strategic Plan and Leverage Its Market Leadership Position © 2016 Boingo Wireless – Confidential – Page 16

Progress Since IPO: Larger, Stronger, Diversified Boingo in 2011 Boingo in 1Q 2016 EBITDA $28.5mm FY 2016 Guidance of $38.5mm-$42.5mm of revenue Market headwinds of airports wanting to go free from pay model Boingo largest operator of wireless networks in diverse large venues: airports, military bases, stadiums and arenas Market Position © 2016 Boingo Wireless – Confidential – Page 17 New products launched in last three years Diversification Retail airport business = 51% represent more than 45% of revenue Retail airport business = 20% of revenue Revenue $94mm FY 2016 Guidance of $158mm-$164mm

Near Term Growth Drivers Our business model is driven by three high-growth areas: DAS, Wholesale Wi-Fi and Military DAS Revenue through network builds, upgrades, and long-term carrier access agreements © 2016 Boingo Wireless – Confidential – Page 18 Wholesale Wi-Fi Revenue from contracts with leading brands and service providers to access Boingo’s Global Network Military Long-term agreements to deliver high-speed Internet and Digital TV to soldiers worldwide

Financial Performance Adjusted EBITDA1 Revenue ($ in millions) 2012–2016 ($ in millions) 2012–2016 $158-$164 $139.6 $38.5-$42.5 $119.3 $106.7 $30.6 $102.5 $29.6 $24.0 $20.3 2012A 2013A 2014A 2015A 2016P 2012A 2013A 2014A 2015A 2016P (1) Defined as net income (loss) attributable to common stockholders plus accretion of convertible and redeemable stock, depreciation, amortization of intangible assets, interest and other income (expense), net, income taxes, stock-based compensation expense and non-controlling interests expense. Please see Appendix A for a reconciliation of Adjusted EBITDA to the most directly comparable financial measure calculated in accordance with GAAP. . © 2016 Boingo Wireless – Confidential – Page 19

Wall Street Analysts Uniformly Support Our Transformation

D.A. DAVIDSON COMPANIES

Rating: Buy
Price target: $15.00

"The fundamental story is as strong as ever, if not stronger, given the recent pace of build-outs in military, the ramp of Wi-Fi offload and expectations for a second Wi-Fi offload carrier in the next couple of months. We expect the three-legged stool of DAS, Military and Wi-Fi Offload to help transform the company in 2016. As the military buildout is completed in 2H'16, we expect the company to go FCF positive for 2H and FCF neutral for the year."

— Jim Moorman, D.A. Davidson, 5/6/2016

William Blair

Rating: Outperform
Price target: N/A

"Boingo's gross profit margin expanded 380 basis points annually in the first quarter. This marks the third consecutive quarter on an annual basis that Boingo achieved gross margin expansion of more than 150 basis points year-over-year. The military and Wi-Fi offload business are high-growth segments that will continue to drive gross margin expansion as they scale. As the military and offload businesses ramp up throughout the year, we expect that Boingo will be free cash flow positive by the end of the year. We remain confident that Boingo can continue to win DAS deals, wholesale Wi-Fi will gain momentum as carrier offload contracts ramp up and new deals are reached, and that its military offering will win share versus the incumbent internet service providers."

— Jim Breen, William Blair, 5/5/2016

CRAIG-HALLUM

Rating: Buy
Price target: $10.00

"We were pleased with WIFI's solid execution in the quarter reporting top line results of $34.5 million, slightly ahead of our $33.5 million estimate and at the high end of the Company's original guidance of $32-35 million. Additionally, the Company posted pro forma EBITDA of $5.1 million, slightly ahead of its original guide of $3-$5 million reflecting the positive impact of continued revenue growth of its high margin military Wi-Fi business which was the shining star in the quarter (up 32% q/q). After heavy initial investment, WIFI is beginning to reap the rewards of its military Wi-Fi business which represented over a quarter of the Company's total revenue in Q1. Management reiterated their expectations to be cash flow positive sometime in 2H16 and we believe the largest driver of WIFI's path to profitability near term will come from expectations for continued revenue growth in its military Wi-Fi business which continues to exceed expectations."

— Tony Stoss, Craig-Hallum, 5/6/2016

CREDIT SUISSE

Rating: Outperform
Price target: $11.00

"Boingo reported a top and bottom line beat as Military and DAS revenue again drove the upside to guidance and CS estimates. Boingo signed 12 new DAS carrier contracts during 1Q16, continuing to add to the 57 contracts for over $150m signed in 2015. Boingo added ~12k new military subscribers in 1Q16 as 6k more beds came online, bringing military Wi-Fi penetration to ~27.6% vs 4Q15's 23.4% and Military ARPU expansion continued to drive revenue upside. We expect the retail subscription business to continue to decay going forward - WIFI's investments in DAS, Military, and Carrier Offloads over the last two years are starting to bear fruit, evidenced by management's expectation to be FCF positive in FY16. We maintain our Outperform rating"

— Stephen Ju, Credit Suisse, 5/6/2016

© 2016 Boingo Wireless – Confidential – Page 20

Permission to use quotation neither sought nor obtained.

GOVERNANCE Boingo’s Experienced Board and Skilled Management Team Are Committed to the Company’s Success and Strong Governance Practices © 2016 Boingo Wireless – Confidential – Page 21

Board Has Evolved Over the Years to Align with the Business’ Changing Needs Board Additions: Public Company, Finance, Telecommunications, Internet and Travel Experience JUNE 30, 2013 NOVEMBER 30, 2004 David Hagan Terrell Jones AUGUST 31, 2013 MARCH 31, 2011 Charles Boesenberg Mike Finley JULY 31, 2014 AUGUST 31, 2011 Lance Rosenzweig Chuck Davis Nov. Mar. May Aug. Jun. Aug. Jul. 2014 2016 2004 2011 2011 2011 2013 2013 MAY 4, 2011 Boingo (WIFI) IPO Boingo to add additional Board member Ongoing search for new, diverse Board members started in the beginning of 2016; The Ides Group’s nominees have been invited, but have refused to participate in the nomination process. © 2016 Boingo Wireless – Confidential – Page 22

Experienced Board of Proven Business Leaders; Committed Directors with Relevant Experience to Drive Stockholder Value

Dave Hagan
Chairman and Chief Executive Officer



Director since 2004

- Fmr. CEO of FirstSource
- Fmr. President and COO of Ticketmaster Online CitySearch
- 25+ years of experience in senior management roles at Sprint
- Vice Chairman of the Consumer Technology Association

Charles Boesenberg
Lead Independent Director



Director since 2011

- Elected LID in Aug. 2014
- Fmr. President, CEO and Chairman of NetIQ and Fmr. Chairman of Ancestry.com
- Fmr. Director of Interwoven, Inc., Ancestry.com Inc., Keynote Systems, Inc. and Websense, Inc.
- Currently serves on board of Silicon Graphics International Corp. and Callidus Software Inc.

Chuck Davis
Independent Director



Director since 2011

- Chairman, CEO and Director of Prodege LLC., parent of Swagbucks and MyPoints
- Executive Chairman and Director of The Teaching Company, parent of The Great Courses
- Fmr. Executive Chairman, Chairman and CEO of Fandango and, following Fandango's acquisition by Comcast Corp., as EVP of Comcast Interactive Media

Michael Finley
Independent Director



Director since 2013

- President, North America and fmr. SVP of Global Business Development and VP Worldwide Carrier Relations at Qualcomm
- Fmr. SVP of General Business for U.S. at Nextel
- Previous executive positions at Sprint Nextel, Verizon Wireless, Airtouch Cellular, Cellular One and McCaw Cellular

Terrell B. Jones
Independent Director



Director since 2013

- Special Venture Partner at General Catalyst Partners
- Founder and former CEO of Travelocity
- Fmr. Chairman of Kayak Software Corp.
- Fmr. member of the board of Earthlink
- Fmr. CIO of Sabre, Inc

Lance Rosenzweig
Independent Director



Director since 2014

- Operating Partner of Marlin Equity Partners
- Board member of Quality Systems, Inc.
- Fmr. CEO and President, Global Markets for Aegis USA, Inc.
- Founder and fmr. CEO of LibertadCard, Inc.
- Founder of PeopleSupport, Inc., Newcastle Group and Unisite

Short Board tenure and ongoing refreshment to bring new perspectives

© 2016 Boingo Wireless – Confidential – Page 23

Charles Boesenberg and Terrell Jones Bring Critical Experience to the Boingo Board Charles Boesenberg, Lead Independent Director and Chairman of Audit Committee, Chairman of Compensation Committee – – – Boingo Director since March 2011 Financial expert More than 30 of years of senior management experience in leading and growing technology and telecommunications companies Has guided six public technology companies from growth stage through exits in either his role as a member of the Board of Directors or Chief Executive Officer Session Leader FT-ODX Outstanding Director Exchange Has served on seven public company boards – – – Terrell Jones, Cyber Security Director, Audit Committee, and Governance Committee – – – Boingo Director since June 2013 More than 20 years of experience in the internet and ecommerce industries Has guided four public companies through exits in either his role as a member of the Board of Directors or Chief Executive Officer Has served on seven public company boards Extensive experience in the interplay between internet and travel – – RECOMMENDATION: VOTE THE WHITE PROXY CARD “FOR” BOINGO’S HIGHLY-QUALIFIED NOMINEES © 2016 Boingo Wireless – Confidential – Page 24

The Ides Group's Nominees Do Not Bring the Experience that Will Add Value to the Board

Charles Boesenberg
Lead Independent Director



Director since 2011

- ✓ Led growing technology and telecommunications companies
- ✓ Served on 7 public company boards
- ✓ **Oversaw 88% stock price appreciation** as Director at Keynote Systems, Inc. until company was acquired in 2013
- ✓ **Oversaw 61% stock price appreciation** as Director at Websense, Inc. until company was acquired in 2013
- ✓ Financial expert, financial literacy and financially sophisticated, in accordance with SEC rules

Karen Finerman
Ides Nominee



- ⦸ No industry experience
- ⦸ No executive leadership experience
- ⦸ Only served on one public company board as a dissident nominee – GrafTech, a maker of graphite electrodes and other carbon-based products
- ⦸ While on GrafTech's Board, stock price **decreased in value by 52%** until its sale

Terrell B. Jones
Independent Director



Director since 2013

- ✓ Extensive experience in the interplay between internet and travel
- ✓ Served on 7 public company boards
- ✓ **Oversaw 54% stock price appreciation** as Founder and Chairman of Kayak.com from its IPO until company was acquired in 2013
- ✓ **Oversaw 51% stock price appreciation** as Director at La Quinta Corp until company was acquired in 2006
- ✓ Financial expert, financial literacy and financially sophisticated, in accordance with SEC rules

Bradley Stewart
Ides Nominee



- ⦸ No industry experience
- ⦸ No public company board experience
- ⦸ Limited leadership experience in unrelated industry for a private company

RECOMMENDATION: VOTE THE WHITE PROXY CARD "FOR" CHARLES BOESENBERG AND TERRELL JONES; THEY ARE CRITICAL TO BOINGO'S FUTURE SUCCESS

© 2016 Boingo Wireless – Confidential – Page 25

Board Committees and Qualifications

	COMMITTEE MEMBERSHIP			INDEPENDENCE	OTHER
Director	Audit	Governance	Compensation	Independent Outsider	Former or sitting C-Suite Executive
David Hagan				No	Yes
Charles Boesenberg (LID)	Chair		Chair	Yes	Yes
Chuck Davis		Chair	Member	Yes	Yes
Terrell Jones	Member	Member		Yes	Yes
Mike Finley			Member	Yes	Yes
Lance Rosenzweig	Member			Yes	Yes

AUDIT COMMITTEE			
	Financial Literacy in Accordance with SEC Rules	Financially Sophisticated in Accordance with SEC Rules	Financial Expert in Accordance with SEC Rules
Charles Boesenberg	Yes	Yes	Yes
Terrell Jones	Yes	Yes	Yes
Lance Rosenzweig	Yes	Yes	Yes

Boingo's Board is independent, stockholder friendly and directly aligned with best-in-class corporate governance practices

© 2016 Boingo Wireless – Confidential – Page 26

Cybersecurity Initiative and Committee Run By Nominee Terrell Jones • Board identified need and developed proactive plan on cybersecurity • Designated Terrell Jones as Board representative to meet with management and report to Board on cybersecurity initiates – Assess and discuss with management significant business risk exposures (including those related to data privacy and network security), management’s program to monitor, assess and manage these exposures Responsible for quarterly cybersecurity meetings with management – Attended by CTO and Security Officer Using NIST (National Institute of Science and Technology) cybersecurity framework • • Board determined Board Director Terrell Jones to be uniquely qualified to act in this capacity © 2016 Boingo Wireless – Confidential – Page 27

Boingo’s Board Is Dedicated to Best-in-Class Governance 3.5 years Average Tenure Independent Director meetings without management present One class of voting common stock Anti-hedging policies Lead Independent Director Strong link between executive compensation and performance as demonstrated by 94.7% stockholder support for last say on pay vote. Boingo’s continued response to stockholder feedback includes a commitment to seeking approval at the 2017 Annual Meeting of Stockholders to begin the declassification of the Boingo Board of Directors. © 2016 Boingo Wireless – Confidential – Page 28 Active and ongoing stockholder engagement and responsiveness to feedback No shareholder rights plan Stock ownership guidelines Majority voting in uncontested elections Committed to annual election of Directors 5Number of Independent Directors

GOVERNANCE Boingo Has a Track Record of Stockholder Engagement and Has Made Changes to Executive Compensation and Incentive Programs in Response to Stockholder Feedback © 2016 Boingo Wireless – Confidential – Page 29

Compensation Practices Overview • Robust anti-hedging from engaging in hedging transactions; the policy does not motivate and retain talented executives; align Boingo has received positive feedback on changes to its executive compensation and incentive programs in response to stockholder feedback © 2016 Boingo Wireless – Confidential – Page 30 •Compensation program designed to attract, pay with performance; link comp metrics to core strategic drivers; and align executives’ interests with those of stockholders •No poor pay practices: – No single triggers CIC provisions – No 280G tax gross-up arrangements – No guaranteed bonuses or raises – No excessive perquisites •Say-on-Pay received 94.7% approval at the 2015 Annual Meeting Executive Compensation –Strong anti-hedging policy prohibiting directors and officers allow for exceptions or waivers Corporate Governance

Enhanced Compensation Practices in Response to Stockholder Feedback Boingo’s Compensation Committee engages with, and seeks input from, investors on our The Compensation Committee made these changes for fiscal 2016 even though more than 94% of the votes cast on the Say-on-Pay proposal at the 2015 Boingo Annual Meeting were voted in favor of the compensation of our named executive officers © 2016 Boingo Wireless – Confidential – Page 31 executive compensation practices. Changes in response to stockholder feedback include: –Moved to 50% performance-based equity grants in 2016, up from 33% in 2015 with CEO total compensation in 2016 now 50% performance-based; –Eliminated 2011 Equity Incentive Plan’s automatic annual share reserve increase feature (“evergreen”), effective January 2018; – Implemented more conservative share counting provisions in the 2011 Equity Incentive Plan by eliminating share recycling for shares applied to pay the exercise price of an option and shares used to satisfy the tax withholding obligations related to any stock award (including RSU’s); –Eliminated discretion to effectuate an options exchange or share repricing without stockholder approval(s); –Added profitability metric of Adjusted EBITDA for performance-based equity awards granted in 2016; taken in tandem with pre-existing revenue metric, creates incentive to both drive top-line as well as profitability; –Lengthened the performance measurement period from one to two years for performance-based equity awards to drive sustainable performance achievements; and –Moved CEO and CFO RSU grants from a quarterly vesting to three-year cliff vesting

Compensation Practices Overview • Strong pay for performance linkage is CEO Compensation foundation of executive compensation program: 100% 90% 80% – Rigorous goals set by the Compensation Committee to establish alignment between executives and stockholders 70% 60% 50% 40% 50% 77% 30% 20% 10% 0% 39% 39% – Metrics chosen to incentivize ongoing progress against strategic corporate objectives % Performance based % Time based • Cash compensation for executive officers (base salary and annual incentive bonus) targets 50th percentile of selected peer group and total direct compensation (cash compensation and equity awards) target the 60th percentile of our peer group Boingo is committed to ensuring total compensation is in line with peers and best practices © 2016 Boingo Wireless – Confidential – Page 32 Percentage of CEO compensation at risk increased to 50% in 2016 from 23% in 2013 50% 61% 61% 23% 2013 2014 2015 2016

The Ides Group Has Offered No New Ideas and Would Not Add Value © 2016 Boingo Wireless – Confidential – Page 33

Despite Its Short-Term Holding, Ides' Demands Have Been Ever-Evolving

Nov. 2015

NOVEMBER 19, 2015
Jovetree Capital (Mr. Longnecker) makes first outreach to Boingo

NOVEMBER 23, 2015
Jovetree makes initial Boingo stock purchase

Dec. 2015

DECEMBER, 2015
Boingo speaks with Jovetree re: IR questions

Jan./Feb. 2016

JANUARY / FEBRUARY, 2016
Various email exchanges between Boingo and Jovetree

March 2016

MARCH 4, 2016
Boingo meets with Jovetree to discuss business model/IR question

MARCH 9, 2016
Ms. McKeever makes initial personal Boingo stock purchase

MARCH 17, 2016
Mr. Longnecker, on behalf of Ides Capital, delivers notice of intent to nominate directors

MARCH 18, 2016
Boingo speaks with Ides (Mr. Longnecker and Ms. McKeever), Ides suggests its nominees be added to the Board

MARCH 21, 2016
Boingo requests to interview Ides nominees; Ides requests a meeting with the Chair of the Nominating Committee

MARCH 24, 2016
Ides issues a press release announcing that it had nominated Ms. Finerman and Mr. Stewart as Class II directors

MARCH 25, 2016
Ides notes that it is willing to submit its nominees to interviews only if the Board agrees to nominate them on the Company's slate

April 2016

APRIL 1, 2016
Boingo Nominating Committee meets with Ides, per Ides' request; requests to interview its nominees

APRIL 4, 2016
Boingo speaks with Ides; Ides rejects the Board's request to interview its nominees

APRIL 5, 2016
Ides delivers a letter including new demands

APRIL 7, 2016
Boingo delivers a letter to Ides requesting to interview its nominees

APRIL 8, 2016
Boingo reiterates request to interview Ides nominees; Ides refuses

APRIL 13, 2016
Boingo attempts to settle; Ides makes new demands

APRIL 19, 2016
Boingo offers counter proposal in order to settle proxy contest

APRIL 25, 2016
Ms. McKeever sends Boingo an email making additional, new demands

© 2016 Boingo Wireless – Confidential – Page 34

Ides Group: Short-Term Holder with No Strategic Plan • Ides Group is composed of four short-term holders position acquired less than six months ago: with miniscule share – Ides Capital holds ZERO shares – Four individuals hold 0.5% (as of May 3, 2016) > Rob Longnecker > Diane McKeever > Karen Finerman > Brad Stewart Ides’ two hand-picked nominees have no minimal public board experience –Brad Stewart has no public board experience • relevant industry experience and –Karen Finerman has a total of 15 months board experience serving on one public board Ides Group has presented no strategic plan and refuses to allow its nominees to meet with Boingo • We believe Ides Group has its own self-serving agenda and could seriously disrupt the execution of the Company’s performance © 2016 Boingo Wireless – Confidential – Page 35

The Ides Group Demonstrates a Lack of Understanding of Corporate Governance Best Practices • Throughout the duration of our interactions, the Ides Group has: – Refused offers to schedule interviews and has continually—and inexplicably—refused to facilitate any meetings with its candidates, which demonstrates a lack of understanding of corporate governance best practices Refused to participate in a standard nomination process which demonstrates a lack of understanding of corporate governance best practices > Inconsistencies demonstrate that the Ides Group is only interested in citing corporate governance best practices when they fit its self-serving agenda Made public statements about corporate governance, which are merely hollow rhetoric, and Mr. Longnecker did not raise any corporate governance issues in the 16 communications he had with the Company prior to submitting the nomination notice Maintained an ever-evolving list of demands, which demonstrates that it is apparently determined to force us into this proxy contest to satisfy its own agenda – – – The Ides Group’s agenda is not aligned with the best interests of stockholders and its demands pose a significant risk to Boingo’s future success RECOMMENDATION: VOTE THE WHITE PROXY CARD “FOR” BOINGO’S HIGHLY-QUALIFIED NOMINEES © 2016 Boingo Wireless – Confidential – Page 36

CONCLUSION BoingoIsCommitted to Value Maximizing Stockholder © 2016 Boingo Wireless – Confidential – Page 37

Boingo Believes It Is Poised for Continued Growth and Success • Boingo’s Board and management team are focused on profitable growth and The Ides Group’s agenda is not aligned with the best interests of stockholders and its demands pose a significant risk to Boingo’s future success RECOMMENDATION: VOTE THE WHITE PROXY CARD “FOR” BOINGO’S HIGHLY-QUALIFIED NOMINEES © 2016 Boingo Wireless – Confidential – Page 38 delivering value to stockholders • Executing on strategic initiatives and achieving record annual revenue and double-digit year-over-year growth • Maintaining a track record of engaging and listening to stockholders, including aligning management and stockholder interests and developing a strong and effective system of corporate governance • Ensuring leadership of a skilled management team and an experienced, independent Board that is actively involved in overseeing the Company’s strategic business plan and growth • Commitment to active and thoughtful board refreshment, with an average independent director tenure of approximately 3.5 years

In Summary • Boingo is well positioned in the hot wireless infrastructure sector, focused The Ides Group’s agenda is not aligned with the best interests of stockholders and its demands pose a significant risk to Boingo’s future success RECOMMENDATION: VOTE THE WHITE PROXY CARD “FOR” BOINGO’S HIGHLY-QUALIFIED NOMINEES © 2016 Boingo Wireless – Confidential – Page 39 on profitable growth and delivering value to stockholders • Boingo believes it is poised to realize the benefits of its strategic plan and leverage its market leadership position • Boingo’s strong, experienced Board and skilled management team are committed to the Company’s success and strong corporate governance practices • Boingo management, including independent directors, regularly reach out to stockholders to discuss strategy and governance and have consistently demonstrated a responsiveness to stockholder feedback • The Ides Group has offered unqualified nominees and no new ideas or strategic plan to benefit Boingo stockholders

Q A © 2016 Boingo Wireless – Confidential – Page 40 Q

Appendix A The company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, income tax expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other expense, net. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. © 2016 Boingo Wireless – Confidential – Page 41 Boingo Wireless, Inc. Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA (Unaudited) (In thousands) Three Months Ended March 31, 2016 2015 Net loss attributable to common stockholders $ (9,984) $ (7,882) 8,054 204 893 1,835 55 20 Depreciation and amortization of property and equipment 10,308 Income tax expense Amortization of intangible assets 238 865 Stock-based compensation expense Non-controlling interests 3,605 49 Interest and other expense, net 30 Adjusted EBITDA $ 5,111 $ 3,179

Appendix A The company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and Amortization of property and equipment, income tax expense, amortization of intangible assets, stock-based compensation expense, non-controlling interests and interest and other expense, net. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. © 2016 Boingo Wireless – Confidential – Page 42 Boingo Wireless, Inc. Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA (Unaudited) (In thousands) Year Ended December 31, 2015 2014 Net loss attributable to common stockholders $(22,292) $(19,521) Depreciation and amortization of property and equipment 38,293 27,446 Income tax expense 481 700 Stock-based compensation expense 9,398 7,164 Amortization of intangible assets 3,576 3,716 Non-controlling interests 114 754 Interest and other expense (income), net 66 41 Adjusted EBITDA $29,636 $20,300

Appendix A The company defines free cash flows as cash flows provided by operating activities, less purchases of property and equipment, net. Boingo Wireless believes that free cash flows provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the company’s operations after the purchases of property and equipment, that can be used for strategic opportunities. Free cash flows should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. © 2016 Boingo Wireless – Confidential – Page 43 Boingo Wireless, Inc. Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows (Unaudited) (In thousands) Three Months Ended March 31, 2016 2015 Net cash provided by operating activities $ 41,037 $ 12,475 (16,600) Purchases of property and equipment, net (45,522) $ (4,485) Free cash flows $ (4,125)

Boingo Wireless, Inc. Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows(Unaudited) (In thousands) Year Ended December 31, 2015 2014 Net cash provided by operating activities $98,575 $21,207 Purchases of property and equipment, net (103,116) (70,945) Free cash flows $(4,541) $(49,738) The company defines free cash flows as cash flows provided by operating activities, less purchases of property and equipment, net. Boingo Wireless believes that free cash flows provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the company's operations after the purchases of property and equipment, that can be used for strategic opportunities. Free cash flows should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. © 2016 Boingo Wireless - Confidential - Page 44